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                                                                     Exhibit 4.5


                             CP LIMITED PARTNERSHIP

                                       AND

                          BANK ONE TRUST COMPANY, N.A.

                                     Trustee

                         -------------------------------

                          FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of October 30, 2001

         Supplementing the Trust Indenture Dated as of December 19, 1997

                         _______________________________

                                  $150,000,000

                          7.125% Senior Notes due 2011

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         SUPPLEMENTAL INDENTURE, dated as of the 30/th/ day of October, 2001, between CP LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Maryland (the "Operating Partnership"), and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), having its principal corporate trust office in The City of Chicago, Illinois, as trustee (the "Trustee");

         WHEREAS, the Operating Partnership has heretofore executed and delivered to the Trustee an Indenture, dated as of December 19, 1997 (the "Original Indenture" and, together with the First Supplemental Indenture, dated as of December 19, 1997, the Second Supplemental Indenture, dated as of February 25, 2000, the Third Supplemental Indenture, dated as of August 1, 2000, and this Fourth Supplemental Indenture, the "Indenture"), providing for the issuance by the Operating Partnership from time to time of its unsecured debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities"); and

         WHEREAS, the Operating Partnership, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, has duly determined to make, execute and deliver to the Trustee this Fourth Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a series of Securities designated as the "7.125% Senior Notes due 2011" (the "Senior Notes") under the Original Indenture in the aggregate principal amount of $150,000,000; and

         WHEREAS, all things necessary to make the Senior Notes, when executed by the Operating Partnership and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Operating Partnership and to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Operating Partnership, have been done;

         NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities designated as the "7.125% Senior Notes due 2011", and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Fourth Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.01.     Definitions.  Each capitalized term that is used
                           -----------
herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

         "Acquired Debt" shall mean Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

         "Adjusted Total Assets" as of any date shall mean the sum of (i) $281,626,340, (ii) $52,831,381, (iii) the purchase price or cost of any then held real estate assets or mortgages receivable acquired (including the value of any OP Units issued in connection therewith) or real estate assets developed or

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capital improvements incurred after the IPO and the amount of any securities offering proceeds and other proceeds of Debt received after the IPO and (iv) all other then held assets of the Operating Partnership acquired after the IPO (but excluding intangibles and accounts receivable) after eliminating intercompany accounts and transactions.

         "Agent Members" shall have the meaning specified in Section 205 of this Fourth Supplemental Indenture.

         "Annual Service Charge" for any period shall mean the maximum amount which is payable during such period for interest on, and the amortization during such period of any original issue discount of, Debt of the Operating Partnership and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

         "Authenticating Agent" has the meaning specified in Section 101 of the Original Indenture.

         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

         "Capital Stock" shall mean, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

         "Chateau" shall mean Chateau Communities, Inc.

         "Closing Date" shall mean the date on which the Senior Notes are originally issued under this Fourth Supplemental Indenture.

         "Commission" shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

         "Common Stock" shall mean the common stock of Chateau.

         "Consolidated Income Available for Debt Service" for any period shall mean Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Operating Partnership and its Subsidiaries; (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income; (iii) amortization of debt discount; (iv) provisions for gains and losses on real estate assets and real estate depreciation and amortization; (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period; and (vi) amortization of deferred charges.

         "Debt" of the Operating Partnership or any Subsidiary shall mean any indebtedness of the Operating Partnership or any Subsidiary, whether or not contingent, in respect of (i) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Operating Partnership or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all

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conditional sale obligations or obligations under any title retention agreement,
(iv) the principal amount of all obligations of the Operating Partnership or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected on the Operating Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Operating Partnership or any Subsidiary). Debt shall be deemed to be incurred by the Operating Partnership or any Subsidiary whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

         "Disqualified Stock" shall mean, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Common Stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Common Stock), in each case on or prior to the Stated Maturity Date of the Senior Notes.

         "DTC" shall mean The Depository Trust Company or any successor depositary with respect to the Global Notes.

         "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owners acquire an interest in the Senior Notes.

         "Earnings from Operations" for any period shall mean net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation losses, net as reflected in the financial statements of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Encumbrance" shall mean any mortgage, lien, charge, pledge or security interest of any kind.

         "Event of Default" has the meaning specified in Section 101 of the Original Indenture.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Notes" shall mean any Securities of the Operating Partnership, containing terms identical to the Senior Notes (except that such Exchange Notes shall be registered under the Securities Act) set forth in this Fourth Supplemental Indenture, that are issued and exchanged for the Senior Notes pursuant to the Registration Rights Agreement and this Fourth Supplemental Indenture.

         "GAAP" has the meaning specified in Section 101 of the Original Indenture.

         "Global Notes" shall have the meaning specified in Section 202 of this Fourth Supplemental Indenture.

         "Holder" has the meaning specified in Section 101 of the Original Indenture.

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         "Indenture" shall have the meaning specified in the first paragraph of the recitals of this Fourth Supplemental Indenture.

         "Initial Purchasers" shall mean Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, UBS Warburg LLC and A.G. Edwards & Sons, Inc., as initial purchasers pursuant to the Purchase Agreement, dated October 23, 2001, between the Operating Partnership and the Initial Purchasers.

         "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

         "Interest Payment Date" shall have the meaning specified in Section 207 of this Fourth Supplemental Indenture.

         "IPO" shall mean the 1993 initial public offering of Chateau.

         "Liquidated Damages" shall have the meaning specified in Section 207 of this Fourth Supplemental Indenture.

         "Make-Whole Amount" shall have the meaning specified in Section 208 of this Fourth Supplemental Indenture.

         "Operating Partnership" shall mean CP Limited Partnership, a Maryland limited partnership.

         "OP Units" shall mean units of limited partner interest in the Operating Partnership.

         "Original Indenture" shall have the meaning specified in the first paragraph of the recitals of this Fourth Supplemental Indenture.

         "Physical Notes" shall have the meaning specified in Section 202 of this Fourth Supplemental Indenture.

         "Person" has the meaning specified in Section 101 of the Original Indenture.

         "Private Placement Legend" shall mean the legend initially set forth on the Senior Notes in the form set forth in Section 203 of this Fourth Supplemental Indenture.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

         "Redemption Price" shall have the meaning specified in Section 208 of this Fourth Supplemental Indenture.

         "Registrable Note" shall mean any Senior Note which shall be deemed a "Registrable Security" for purposes of the Registration Rights Agreement.

                                       5

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         "Registration Rights Agreements" shall mean the Registration Rights
Agreement, dated October 30, 2001, among the Operating Partnership and the Initial Purchasers.

         "Registration Statement" shall mean any registration statement of the Operating Partnership filed with the Commission pursuant to the Securities Act which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Regular Record Date" shall have the meaning specified in Section 207 of this Fourth Supplemental Indenture.

         "Reinvestment Rate" shall have the meaning specified in Section 208 of this Fourth Supplemental Indenture.

         "Rule 144A" shall mean Rule 144A under the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Security" has the meaning specified in Section 101 of the Original Indenture.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305 of the Original Indenture.

         "Senior Notes" shall mean any of the Securities, as defined in the second paragraph of the recitals hereof, that are authenticated and delivered under this Fourth Supplemental Indenture. For all purposes of this Fourth Supplemental Indenture, the term "Senior Notes" shall include the Senior Notes initially issued on the Closing Date and any Exchange Notes to be issued and exchanged for any Senior Notes pursuant to the Registration Rights Agreement and this Fourth Supplemental Indenture. For purposes of this Fourth Supplemental Indenture, all Senior Notes shall vote together as one series of Securities under this Fourth Supplemental Indenture.

         "Special Record Date" shall have the meaning specified in Section 207 of this Fourth Supplemental Indenture.

         "Stated Maturity Date" shall have the meaning specified in Section 201 of this Fourth Supplemental Indenture and shall constitute the "Stated Maturity" of the principal of the Senior Notes as such term is defined in Section 101 of the Original Indenture.

         "Statistical Release" shall have the meaning specified in Section 208 of this Fourth Supplemental Indenture.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" shall mean equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

         "Total Unencumbered Assets" shall mean the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Operating Partnership

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and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Trustee" shall mean Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago).

         "Undepreciated Real Estate Assets" as of any date shall mean the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the original cost of each real asset owned by the Operating Partnership and its Subsidiaries as of the closing date of the IPO shall be determined by reference to each such asset's contribution to the net operating income of the Operating Partnership as of the closing date of the IPO.

         "Unsecured Debt" shall mean Debt which is not secured by any Encumbrance upon any of the properties of the Operating Partnership or any Subsidiary.

         Section 1.02.     Section References.  Each reference to a particular
                           ------------------
section set forth in this Fourth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourth Supplemental Indenture.

                                   ARTICLE II

                       TITLE AND TERMS OF THE SENIOR NOTES

         Section 2.01.     Title of the Senior Notes; Stated Maturity. Pursuant
                           ------------------------------------------
to Section 301 and Section 901 of the Original Indenture, this Fourth Supplemental Indenture hereby establishes a series of Securities designated as the "7.125% Senior Notes due 2011" of the Operating Partnership. For purposes of the Original Indenture, the Senior Notes shall constitute a single series of Securities. The Stated Maturity Date on which the principal of the Senior Notes shall be due and payable will be November 1, 2011.

         Section 2.02.     Amount and Denominations; Form. The aggregate
                           ------------------------------
principal amount of the Senior Notes that may be issued under this Fourth Supplemental Indenture is limited to $150,000,000 aggregate principal amount (except as provided in Section 301(ii) of the Original Indenture or in connection with the issuance of Exchange Notes in exchange for Senior Notes).

         The authorized denominations of Senior Notes shall be $1,000 and integral multiples thereof. Senior Notes sold to Institutional Accredited Investors shall require a minimum purchase of $100,000 aggregate principal amount of the Senior Notes.

         Senior Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, without interest coupons, substantially in the form set forth in Exhibit A (the
                                                                 ---------
"Global Notes"), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Operating Partnership and authenticated by the Trustee as provided herein and in the Original Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         Senior Notes (i) offered and sold to Institutional Accredited Investors who are not QIBs or (ii) issued pursuant to Section 205 of this Fourth Supplemental Indenture in exchange for interests in Global

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Notes shall be issued in the form of permanent certificated notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes").
                                            ---------

     Section 2.03. Restrictive Legends. Unless and until a Registrable Note is
                   -------------------
exchanged for an Exchange Note in connection with, or a Registrable Note is resold pursuant to, an effective Registration Statement pursuant to the Registration Rights Agreement, each Global Note and Physical Note shall bear the legend set forth below on the face thereof unless removed in accordance with
Section 206(c) hereof:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH CP LIMITED PARTNERSHIP OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF CP LIMITED PARTNERSHIP WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR
     (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO CP LIMITED PARTNERSHIP, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING A MINIMUM OF $100,000 AGGREGATE PRINCIPAL AMOUNT OF THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE

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         FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS
         PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT CP LIMITED PARTNERSHIP AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
         (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, BUT ONLY IF THIS NOTE IS NOT A GLOBAL SECURITY (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO CP LIMITED PARTNERSHIP AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         BY PURCHASING OR ACCEPTING THIS NOTE, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF CP LIMITED PARTNERSHIP (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) AND IT IS AWARE THAT THE RESALE OR OTHER TRANSFER TO IT IS BEING MADE IN RELIANCE ON RULE 144A OR (B) AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING A MINIMUM OF $100,000 AGGREGATE PRINCIPAL AMOUNT OF NOTES FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND, IN EACH CASE, THAT IT IS ABLE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THIS NOTE AND HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ACQUIRING THIS NOTE AND
         (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTIONS REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT AMONG CP LIMITED PARTNERSHIP AND THE INITIAL PURCHASERS, DATED OCTOBER 30, 2001.

         Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO CP LIMITED PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER,

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     EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME
     OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

     Section 2.04. Transfer and Exchange. The Senior Notes are issuable only in
                   ---------------------
registered form. A Holder may transfer a Senior Note only by written application to the Security Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Fourth Supplemental Indenture and the Original Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Operating Partnership, the Trustee, and any agent of the Operating Partnership shall treat the person in whose name the Senior Note is registered as the owner thereof for all purposes whether or not the Senior Note shall be overdue, and neither the Operating Partnership, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Senior Note shall be required to be reflected in a book entry. When Senior Notes are presented to the Security Registrar with a request to register the transfer or to exchange them for an equal principal amount of Senior Notes of other authorized denominations (including an exchange of Senior Notes for Exchange Notes), the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Senior Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Security Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Registrable Notes for Exchange Notes
         --------
shall occur until a Registration Statement shall have been declared effective by the Commission and that any Registrable Notes that are exchanged for Exchange Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Operating Partnership shall execute and the Trustee shall authenticate Senior Notes at the Security Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Senior Notes, but the Operating Partnership may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 304, 906 or 1107 of the Original Indenture).

     Section 2.05. Book-Entry Provisions for Global Notes. (a) The Global Notes
                   --------------------------------------
initially shall (i) be registered in the name of DTC for such Global Notes or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and
(iii) bear legends as set forth in Section 203.

     Members of, or participants in, DTC ("Agent Members") shall have no rights under this Fourth Supplemental Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by the Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Operating Partnership, the Trustee or any agent of the Operating Partnership or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Senior Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of DTC and the provisions of Section
206. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) DTC notifies the Operating Partnership that it is unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Operating Partnership within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from DTC or (iii) in accordance with the rules and procedures of DTC and the provisions of Section 206.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 205, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (e) In connection with the transfer of the Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 205, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (f) Any Physical Note delivered in exchange for an interest in the Global Notes pursuant to paragraph (b), (d) or (e) of this Section 205 shall, except as otherwise provided by paragraph (c) of Section 206, bear the legend regarding transfer restrictions applicable to the Physical Note set forth in Section 203.

     (g) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 2.06. Special Transfer Provisions. Unless and until a Senior Note
                   ---------------------------
is exchanged for an Exchange Note in connection with, or a Senior Note is resold pursuant to, an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following
         -------------------------------------------------------
provisions shall apply with respect to the registration of any proposed transfer of a Senior Note to any Institutional Accredited Investor which is not a QIB:

         (i) The Security Registrar shall register the transfer of any Senior Note, whether or not such Senior Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Security Registrar (A) a Bond Power substantially in the form included in Exhibit A hereto and (B) if the aggregate principal amount
                      ---------
     of the Senior Notes being transferred is not less than $100,000.

         (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Notes, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with DTC's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Notes in an amount equal to the principal amount of the beneficial interest in the Global Notes to be transferred, and the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to
         -----------------
the registration of any proposed transfer of a Senior Note to a QIB:

         (i) If the Senior Note to be transferred consists of (x) Physical Notes, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Senior Note stating, or has otherwise advised the Operating Partnership and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Note stating, or has otherwise advised the Operating Partnership and the Security Registrar in writing, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Operating Partnership as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the Global Notes, the transfer of such interest may be effected only through the book entry system maintained by DTC.

         (ii) If the proposed transferee is an Agent Member, and the Senior Note to be transferred consists of Physical Notes, upon receipt by the Security Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with DTC's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of Global Notes in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) Private Placement Legend. Upon the transfer, exchange or replacement of
         ------------------------
Senior Notes not bearing the Private Placement Legend, the Security Registrar shall deliver Senior Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Senior Notes bearing the Private Placement Legend, the Security Registrar shall deliver only Senior Notes that bear the Private

Placement Legend unless either (i) the circumstances contemplated by paragraph
(a)(i)(x) of this Section 206 exist or (ii) there is delivered to the Security Registrar an opinion of counsel reasonably satisfactory to the Operating Partnership and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General. By its acceptance of any Senior Note bearing the Private
         -------
Placement Legend, each Holder of such a Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in this Fourth Supplemental Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Note only as provided in this Fourth Supplemental Indenture. The Security Registrar shall not register a transfer of any Senior Note unless such transfer complies with the restrictions on transfer of such Senior Note set forth in this Fourth Supplemental Indenture. In connection with any transfer of Senior Notes, each Holder agrees by its acceptance of the Senior Notes to furnish the Security Registrar or the Operating Partnership such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be
                       --------
required to determine (but may rely on a determination made by the Operating Partnership with respect to) the sufficiency of any such certifications, legal opinions or other information.

     Without in any way limiting the Trustee's responsibilities hereunder with respect to transfers, the Trustee shall have no additional obligation or duty to monitor, determine or inquire as to compliance with applicable law with respect to any transfer of any interest in any Security.

     The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 205 or this Section
206. The Operating Partnership shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

     Section 2.07. Principal and Interest. (e) Subject to subsection (b) below,
                   ----------------------
the Senior Notes will bear interest at a rate of 7.125% per annum on the principal amount thereof from the date of issuance or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal of such Senior Notes becomes due and payable. Interest shall be payable semi-annually in arrears on each May 1 and November 1 (each an "Interest Payment Date"), commencing May 1, 2002, and on the Stated Maturity Date, to the Holders in whose names the Senior Notes are registered in the Security Register at the close of business on the April 15 and October 15, as applicable, immediately preceeding such Interest Payment Date (each, a "Regular Record Date") regardless of whether such day is a Business Day. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the Senior Note is registered at the close of business on a special record date (a "Special Record Date") to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of Senior Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of, and premium, if any, and the interest on the Senior Notes shall be payable at the office or agency of the Operating Partnership maintained for that purpose in the borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the
--------  -------
Operating Partnership by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Senior Notes are Global Notes and are held in book-entry form through the facilities of DTC, payments on the Senior Notes will be made to DTC or its nominee in accordance with arrangements then in effect between the Trustee and DTC. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date, Redemption Date or Stated Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be.

     (b) Under certain circumstances, the Operating Partnership may be obligated to pay liquidated damages in the form of additional interest ("Liquidated Damages") to Holders of Registrable Notes, all as and to the extent set forth in the Registration Rights Agreement appended hereto as Exhibit B. The terms
                                                     ---------
thereof (with respect to such Liquidated Damages) are hereby incorporated herein by reference and such Liquidated Damages, if applicable, will be deemed to be interest for purposes of this Fourth Supplemental Indenture.

     Section 2.08. Optional Redemption. The Senior Notes shall be subject to
                   -------------------
redemption at the option of the Operating Partnership, in whole or in part, at any time, and from time to time, at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date, and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Senior Notes (together, the "Redemption Price").

     If notice has been given as provided in the Original Indenture and funds for the redemption of any Senior Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Senior Notes shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders from and after the redemption date shall be to receive payment of the Redemption Price upon surrender of such Senior Notes in accordance with such notice.

     Notice of any optional redemption of any Senior Notes shall be given to Holders at their addresses, as shown in the security register for the Senior Notes, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the Senior Notes to be redeemed, the Redemption Price and the principal amount of the Senior Notes held by such Holder to be redeemed.

     If less than all the Senior Notes are to be redeemed at the option of the Operating Partnership, the Operating Partnership will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Senior Notes to be redeemed and their redemption date. The Trustee shall select, pro rata, by lot or in such manner as it shall deem fair and appropriate, Senior Notes to be redeemed in whole or in part. Senior Notes may be redeemed in part in the authorized denomination of $1,000 or in any integral multiple thereof; provided, that, in the case of a partial redemption, until the Private Placement
--------
Legend shall have been removed therefrom, the remaining principal amount of any Senior Notes owned by any Holder or beneficial owner shall not be less than $100,000.

     As used herein:

     "Make-Whole Amount" shall mean, in connection with any optional redemption of any Senior Notes being so redeemed, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Senior Notes being redeemed.

     "Reinvestment Rate" shall mean 0.25% plus the yield on treasury securities at a constant maturity for the most recent week under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.

     Section 2.09. Form and Other Terms of the Senior Notes. Attached hereto as
                   ----------------------------------------
Exhibit A is a form of the Senior Notes, which form is hereby established as the
---------
form in which the Senior Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Fourth Supplemental Indenture. All of the terms and provisions set forth in Exhibit A
                                                                     ---------
are incorporated herein by reference.

                                  ARTICLE III

                              ADDITIONAL COVENANTS

     Section 3.01. Additional Covenants. With respect to the Senior Notes, the
                   --------------------
following will be additional Covenants to follow Section 1009 of the Indenture:

                  SECTION 3.01.1 Limitations on Amount of Debt that the
                                 --------------------------------------
     Operating Partnership May Incur in Relation to Adjusted Total Assets. The
     --------------------------------------------------------------------
     Operating Partnership shall not, and shall not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Adjusted Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted or made under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt plus (ii) the increase, if any, in Adjusted Total Assets from the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt, minus (iii) the decrease, if any, in the Adjusted Total Assets from the end of such quarter.

                  SECTION 3.01.2. Limitations on Amount of Debt Secured by any
                                  --------------------------------------------
         Encumbrance that the Operating Partnership May Incur. In addition to
         ----------------------------------------------------
         the foregoing limitation on the incurrence of Debt, the Operating Partnership shall not, and shall not permit any Subsidiary to, incur any Debt secured by any Encumbrance upon any of the property of the Operating Partnership or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Operating Partnership or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Adjusted Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt plus (ii) the increase, if any, in Adjusted Total Assets from the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt, minus (iii) the decrease, if any, in the Adjusted Total Assets from the end of such quarter.

                  SECTION 3.01.3. Ownership of Total Unencumbered Assets. The
                                  --------------------------------------
         Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis.

                  SECTION 3.01.4. Limitations on Debt with Respect to the Ratio
                                  ---------------------------------------------
         of Consolidated Income Available for Debt Service to the Annual Service
         -----------------------------------------------------------------------
         Charge. The Operating Partnership shall not, and shall not permit any
         ------
         Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1.0 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

                  SECTION 3.01.5. Maintenance of Senior Notes in Book-Entry
                                  -----------------------------------------
         Form. Notwithstanding any provision to the contrary set forth in the
         ----
         Original Indenture, the

         Operating Partnership shall (i) use its best efforts to maintain the Global Notes in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Global Notes in book-entry form, and (ii) waive any discretionary right it otherwise may have under the Original Indenture to cause the Global Notes to be issued in certificated form.

                  SECTION 3.01.6. Debt Refinancing. The Operating Partnership
                                  ----------------
         may refinance any existing Debt, provided that none of the following
                                          --------
         are increased: (i) the principal amount of any Debt or secured Debt, as the case may be, that is being refinanced or (ii) with respect to any secured Debt that is being refinanced, the amount of any collateral securing such secured Debt.

                  SECTION 3.01.7. Availability of Information. For so long as
                                  ---------------------------
         the Senior Notes are outstanding until such time as the Private Placement Legend shall have been removed therefrom, the Operating Partnership shall make available upon request to any Holder and any prospective purchaser of the Senior Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Operating Partnership is not subject to Section 13 or 15(d) of the Exchange Act.

         Section 3.02.     Defeasance and Covenant Defeasance.  Article Fourteen
                           ----------------------------------
of the Original Indenture shall apply to the Senior Notes.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fourth Supplemental Indenture or the proper authorization or the due execution hereof by the Operating Partnership or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Operating Partnership.

         Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Fourth Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided. This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            CP LIMITED PARTNERSHIP, as Issuer

                                            By: Chateau Communities, Inc.,
                                                its general partner

                                                By: /s/ C.G. Kellog
                                                   -----------------------------
                                                   Name:  C.G. Kellog
                                                   Title: President

Attest:

/s/ Tamara D. Fischer
----------------------------------
Name:  Tamara D. Fischer
Title: Executive Vice President and
       Chief Financial Officer

[SEAL]

                                            By: ROC Communities, Inc.,
                                                its other general partner


                                                By: /s/ C.G. Kellog
                                                   -----------------------------
                                                   Name:  C.G. Kellog
                                                   Title: President

Attest:



/s/ Tamara D. Fischer
-----------------------------------
Name:  Tamara D. Fischer
Title: Executive Vice President
       and Chief Financial Officer

[SEAL]

                                            BANK ONE TRUST COMPANY, N.A., as
                                            Trustee


                                            By: /s/ Joseph J. Morand
                                               ---------------------------------
                                               Name:  Joseph J. Morand
                                               Title: Vice President

Attest:

/s/ Barbara G. Grosee
------------------------------------
Name:  Barbara G. Grosee
Title: Assistant Secretary

[SEAL]

STATE OF Colorado  )

                               :    ss.:

COUNTY OF Arapahoe )

          On the 29 day of October, 2001 before me personally came
C.G. Kellog, to me known, who, being by me duly sworn, did depose and say that he/she is President of CHATEAU COMMUNITIES, INC., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he/she signed his/her name thereto by like authority.

                         /s/ Rita M. Bentley
                         -------------------------------------------------------
                         Notary Public, State of Colorado

[Notarial Seal]


STATE OF Colorado)

                               :    ss.:

COUNTY OF Arapahoe)


         On the 29 day of October, 2001 before me personally came
C.G. Kellogg, to me known, who, being by me duly sworn, did depose and say that she is President of ROC COMMUNITIES, INC., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he/she signed his/her name thereto by like authority.

                         /s/ Rita Bentley
                         _______________________________________________________
                         Notary Public, State of Colorado

[Notarial Seal]

                                                                       Exhibit A

                          [Form of Face of Senior Note]

REGISTERED No.:                                PRINCIPAL AMOUNT:  $_____________
CUSIP No.:  12615R AF 9


                             CP LIMITED PARTNERSHIP
                          7.125% Senior Notes due 2011

ORIGINAL ISSUE DATE:  October 30, 2001
STATED MATURITY DATE:  November 1, 2011
INTEREST RATE:  7.125%
AUTHORIZED DENOMINATIONS:  $1,000 and integral multiples thereof
INTEREST PAYMENT DATE(S):  May 1 and November 1

         CP LIMITED PARTNERSHIP, a Maryland Limited Partnership (the "Issuer"), which term includes any successor under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., a nominee of DTC, or its registered assigns, upon presentation, the principal amount of ______________ ($___________) on the Stated Maturity Date specified above (or any earlier redemption date) (each such Stated Maturity Date or redemption date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest on the outstanding principal amount thereon from the date of issuance, at the Interest Rate per annum specified above to November 1, 2011, or until the principal hereof is paid or duly made available for payment. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the Interest Payment Date on May 1, 2002, and until the entire principal hereof is paid or made available for payment. Interest on this Senior Note will be computed on the basis of a 360-day year of twelve 30-day months.

         Interest on this Senior Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Senior Note (or one or more predecessor Senior Notes) is registered at the close of business on the April 15 and October 15, as applicable, immediately preceeding such Interest Payment Date (each, a "Regular Record Date") regardless of whether such day is a Business Day; provided,
                                                                --------
however, that interest payable on the Maturity Date will be payable to the
-------
person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Senior Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Senior Note by the Trustee nor more than 15 days not less than 10 days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Senior Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

         Pursuant to that certain Registration Rights Agreement, dated October 30, 2001, the Operating Partnership will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Senior Note shall have the right to exchange this Senior Note for Exchange Notes, which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to those of the Senior Notes as set forth in the Fourth Supplemental Indenture to the Indenture. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         Payment of principal, premium, if any, and interest in respect of this Senior Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Senior Note (and, with respect to any applicable repayment of this Senior Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 153 West 51/st/ Street, New York, NY 10019, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Issuer may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee. The Issuer is obligated to make payment of principal, premium, if any, and interest in respect of this Senior Note in U.S. Dollars.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

         As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

         Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, CP Limited Partnership has caused this Senior Note to be duly executed.

                                       CP LIMITED PARTNERSHIP, as Issuer

                                       By: Chateau Communities, Inc.,
                                           its general partner

                                           By:__________________________________
                                              Name:
                                              Title:

Attest:

__________________________________
Name:
Title:

[SEAL]

                                       By: ROC Communities, Inc.,
                                           its other general partner


                                           By:__________________________________
                                              Name:
                                              Title:

Attest:



__________________________________
Name:
Title:

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ________________________                   BANK ONE TRUST COMPANY, N.A.,
                                                  as Trustee

                                                  By:___________________________
                                                     Authorized Signatory

                        [Form of Reverse of Senior Note]

               CP LIMITED PARTNERSHIP 7.125% Senior Notes due 2011

     1. Indenture. (a) This Senior Note is one of a duly authorized series of Securities of the Issuer issued under an Indenture, dated as of December 19, 1997, as heretofore supplemented by a First Supplemental Indenture, dated as of December 19, 1997, as further supplemented by the Second Supplemental Indenture, dated as of February 25, 2000, as further supplemented by the Third Supplemental Indenture, dated as of August 1, 2000, and as further supplemented by the Fourth Supplemental Indenture, dated as of October 30, 2001 (the "Indenture"), between the Issuer and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Senior Notes, and of the terms upon which the Senior Notes are authenticated and delivered. This Security is designated as the "7.125% Senior Notes due 2011" (the "Senior Notes"), which Senior Notes are limited to $______________ aggregate principal amount, subject to the provisions of the Indenture. All terms used but not defined in this Senior Note shall have the meanings assigned to such terms in the Indenture. Except where the context otherwise requires, all references in this Senior Note to "herein" or "hereof" or similar terms shall include the Indenture.

        (b) This Senior Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

        (c) This Senior Note will not be subject to any sinking fund.

     2. Redemption. This Senior Note shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, and from time to time, in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000, and subject further to the provisions of the Indenture), at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date, and (ii) the Make-Whole Amount, if any (together, the "Redemption Price"). If notice has been given as provided in the Original Indenture and funds for the redemption of any Senior Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Senior Notes shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders from and after the redemption date shall be to receive payment of the Redemption Price upon surrender of such Senior Notes in accordance with such notice.

     Notice of any optional redemption of any Senior Notes shall be given to Holders at their addresses, as shown in the security register for the Senior Notes, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the Redemption Price and the principal amount of the Senior Notes held by such Holder to be redeemed. If less than all the Senior Notes are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Senior Notes to be redeemed and their redemption date. The Trustee shall select, pro rata, by lot or in such manner as it shall deem fair and appropriate, Senior Notes to be redeemed in whole or in part. Senior Notes may be redeemed in part in the authorized denomination of $1,000 or in any integral multiple thereof.

     As used herein:

     "Make-Whole Amount" shall mean, in connection with any optional redemption of any Senior Notes being so redeemed, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Senior Notes being redeemed.

     "Reinvestment Rate" shall mean 0.25% plus the yield on treasury securities at a constant maturity for the most recent week under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.

     The covenants set forth in Article 10 of the Indenture and Article Three of the Fourth Supplemental Indenture shall be fully applicable to the Senior Notes.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on the Senior Notes and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Issuer, in each case, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to the Senior Notes.

     3. Effect of Events of Default. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     4. Amendment and Modification. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Senior Notes at any time by the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Senior Notes at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding securities of any series issued by the Issuer, on behalf of the holders of all such securities, to waive compliance by the Issuer with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding securities of any series, in certain instances, to waive, on behalf of all of the holders of securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and other Senior Notes issued upon the registration or transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation or such consent or waiver is made upon this Senior Note.

     5. Obligation to Pay Principal, Premium, if any, and Interest. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Senior Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

     6. Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Senior
Note is registrable in the Security Register of the Issuer upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuer in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Senior Note is exchangeable for a like aggregate principal amount of Senior Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Senior Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Senior Note is registered as the owner thereof for all purposes, whether or not this Senior Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     7. No Liability of Certain Persons. Neither Chateau Communities, Inc. ("Chateau") nor any other partner of the Issuer shall have any obligation or liability for payment of the Senior Notes, and holders of the Senior Notes will have no claims or other recourse against Chateau or any other partner of the Issuer, or against any assets of Chateau or any other partner of the Issuer, in respect of the Senior Notes; and the holders of the Senior Notes shall not have any right to enforce any obligation of a partner to make a contribution to the Issuer under any provision of the Amended and Restated Agreement of Limited Partnership of the Issuer (the "Agreement of Limited Partnership"). Neither Chateau nor any other partner of the Issuer nor any of their respective assets shall be subject to any lien, levy, execution or any other enforcement procedure relating directly or indirectly to the Senior Notes or any obligations hereunder; provided, however, that in the event of a dissolution of the Issuer, any assets of the Issuer that are received by Chateau in such dissolution shall be subject to the claims of the holders of the Senior Notes for the enforcement of payment thereof.

     8. Governing Law. The Indenture and this Senior Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to conflict of law principles.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE___________
___________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

_____________________________________________________  this Senior Note and all rights thereunder hereby irrevocably constituting and appointing

_____________________________________________________  Attorney to transfer this
Senior Note on the books of the Trustee, with full power of substitution in the premises.

Dated: ________________________
                                         _______________________________________
                                         Notice: The signature(s) on this
                                         Assignment must correspond with the
                                         name(s) as written upon the face of
                                         this Senior Note in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever.

                                   BOND POWER
                     TO EFFECT TRANSFER OF CERTIFICATED NOTE

         TO BE COMPLETED AND DELIVERED WITH THIS NOTE TO THE TRUSTEE IF THE UNDERSIGNED HOLDER WISHES TO SELL, ASSIGN AND TRANSFER THIS NOTE:

         In connection with the resale or other transfer of the note occurring prior to the time the legend originally set forth on the face of this note (or one or more predecessor notes) restricting resales and other transfers thereof has been removed in accordance with the procedures set forth in the indenture (other than a resale or other transfer made to CP Limited Partnership), the undersigned holder certifies that, without utilizing any general solicitation or general advertising:

         [CHECK ONE]

[_]      (a) Such note is being transferred by the undersigned holder to a
             "qualified institutional buyer," as defined in Rule 144A under the Securities Act, pursuant to the exemption from registration under the Securities Act, provided by Rule 144A thereunder;

                                       or

[_]      (b) Such note is being transferred by the undersigned holder to an institutional investor which is an "accredited investor," as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and that the undersigned holder has been advised by the prospective transferee that such transferee will hold such note for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of such transferee's property shall at all times be and remain within its control. This note is being transferred in a minimum aggregate principal amount of $100,000.

         If none of the foregoing boxes are checked, then, so long as this note shall bear a legend on the face thereof restricting resales and other transfers thereof (except in the case of a resale or other transfer made to CP Limited Partnership), the trustee shall not be obligated to register such note in the name of any person other than the holder thereof and until the conditions to any such transfer of registration set forth in this note and in the indenture shall have been satisfied.

         Dated:_______________________________   _______________________________
                                                 [Type or print name of holder]

                                                 By: ___________________________
                                                     The signature of the holder
                                                     must correspond with the
                                                     name as written upon the
                                                     face of this note in every
                                                     particular, without
                                                     alteration or enlargement
                                                     or any change whatsoever.

COMPLETED BY TRANSFEREE
IF (a) ABOVE IS CHECKED:

         The undersigned transferee represents and warrants that (i) it is a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, (ii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers and (iii) it is aware that the holder of this note is relying upon the undersigned transferee's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

         The undersigned transferee acknowledges and agrees that this note has not been registered under the Securities Act and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face hereof.

         Dated:  _________________________   ___________________________________
                                             [Type or print name of holder]

                                             By: _______________________________
                                                 Executive Officer

TO BE COMPLETED BY TRANSFEREE
IF (b) ABOVE IS CHECKED:

         The undersigned transferee represents and warrants that it is an institutional investor and an "accredited investor," as defined in Rule 501(a)
(1), (2), (3) or (7) under the Securities Act and that this instrument has been executed on behalf of the undersigned transferee by one if its executive officers. The undersigned transferee undertakes to hold this note acquired from the holder hereof for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of the undersigned transferee's property shall at all times be and remain within its control. The undersigned acknowledges and agrees that this note has not been registered under the Securities Act and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face hereof. This note is being transferred in a minimum aggregate principal amount of $100,000.

         Dated: __________________________     _________________________________
                                               [Type or print name of holder]

                                               By: _____________________________
                                                   Executive Officer

                                                                       Exhibit B

                     [Form of Registration Rights Agreement]

                                       30